                                                                     Exhibit 3.1

[LOGO] Industry Canada  Industrie Canada
                                              FORM 11           FORMULE 11
       Canada Business  Loi canadienne sur  ARTICLES OF   CLAUSES DE PROROGATION
       Corporations Act les societes par    CONTINUANCE       (ARTICLE 187)
                        actions            (SECTION 187)

1 -- Name of the Corporation Denomination sociale de la societe  2. - Taxation Year End
                                                                      Fin de l'annee d'imposition
                                                                         M              D - j

     CANADIAN SOLAR INC.                                                        12           31

3 -- The province or territory in Canada where the registered    La province ou territoire au Canada ou se situera le siege
     office is to be situated                                    social

     ONTARIO

4 -- The classes and the maximum number of shares that           Categories et le nombre maximal d'actions que la societe est   a
     the corporation is authorized to issue                      autorisee emettre

     The Corporation is authorized to issue an unlimited number of common shares.

5 -- Restrictions, if any, on share transfers                    Restrictions sur le transfert des actions, s'il y a lieu

     None

6 -- Number (or minimum and maximum number) of directors         Nombre (ou nombre minimal et maximal) d'administrateurs

     Minimum 3 and Maximum 10

7 -- Restrictions, if any, on business the corporation may       Limites imposees a l'activite commerciale de la societe,
     carry on                                                    s'il y a lieu

     None

8 -- (1) If change of name effected, previous name               (1) S'il y a changement de denomination sociale, indiquer
                                                                 la denomination sociale anterieure
     N/A


     (2) Details of incorporation                                (2) Details de la constitution

     The Corporation was incorporated on October 22, 2001 under the Business Corporations Act (Ontario)

9 -- Other provisions, if any                                    Autres dispositions, s'il y a lieu

     Any meeting of shareholders or directors of the Corporation may be held at a place outside Canada that the directors determine.


Signature Printed Name - Nom en letters 10 -- Capacity of 11 - Tel. No.
            moulees                      - En qualite de     - N degrees de tel.

FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT

IC 3247 (2003/06)

                                                                   [CANADA LOGO]

                                                                     Exhibit 3.1

                                  BY-LAW NO. 1

                        being a by-law relating generally
                to the transaction of the business and affairs of
                               CANADIAN SOLAR INC.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Canadian Solar Inc. (the "Corporation") that:

                                    ARTICLE I
                                REGISTERED OFFICE

1.1 The Corporation may from time to time (i) by resolution of the board of directors (the "Board") change the address of the registered office of the Corporation within the Province in Canada specified in its articles, and (ii) by an amendment to its articles, change the Province within Canada in which its registered office is situated.

                                   ARTICLE II
                                      SEAL

2.1 The corporate seal of the Corporation shall be in the form from time to time adopted by resolution of the Board. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if any, is not affixed thereto.

                                  ARTICLE III
                                   DIRECTORS

3.1 Powers - Subject to any unanimous shareholders agreement, the Board shall manage, or supervise the management of, the business and affairs of the Corporation. Notwithstanding vacancies in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office.

3.2 Number and Quorum - The number of directors, or the minimum and maximum number of directors of the Corporation, is set out in the articles of the Corporation. If a minimum and maximum number of directors is set out in the articles of the Corporation, the number of directors of the Corporation shall be the number of directors elected by the shareholders of the Corporation at the most recent meeting of shareholders. At least twenty-five per cent of the directors (or one director, if the Corporation has less than four directors) shall be resident Canadians as defined by the Act. If the Corporation is a distributing corporation as defined by the Act and any of its outstanding securities are held by more than one person, it shall have at least three directors, at least two of whom are not officers or employees of the Corporation or its affiliates. A majority of the number of directors constitutes a quorum at any meeting of the Board, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the Board. However, for a meeting of directors to be validly constituted, provided that the Corporation is not a corporation referred to in subsection 105(4) of the Act, at least twenty five percent (25%) of directors present at such meeting must be

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                                      -2-

resident Canadians as defined by the Act, or if the Corporation has less than four directors, at least one of the directors present must be a resident Canadian, as defined by the Act. If the Corporation is subject to subsection 105(3.1), then a majority of directors present at such meeting must be resident Canadians as defined by the Act, or if the Corporation has only two (2) directors, at least one of the directors present must be a resident Canadian, as defined by the Act. Notwithstanding the foregoing, if a resident Canadian director who is unable to be present at the meeting approves the business transacted thereat in writing, or by telephonic, electronic or other communication facility and such director together with those resident Canadian directors present at the meeting would have constituted the requisite percentage of those present, such meeting shall be validly constituted.

3.3 Qualification - Each director shall be at least eighteen years of age and not disqualified from being a director by the Act.

3.4 Election and Term of Office - The directors shall be elected yearly at the annual meeting of shareholders of the Corporation and the term of each director so elected shall expire at the termination of the next annual meeting of shareholders. Each director then in office shall retire, but, if qualified, shall be eligible for re-election. Notwithstanding the foregoing, if an election of directors is not held at the annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected or appointed. The election may be by a show of hands unless a ballot be demanded by any shareholder.

3.5 Vacancies - So long as there is a quorum of directors in office, any vacancy occurring in the Board (except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or from a failure to elect the minimum number of directors required by the Articles) may be filled for the remainder of the term by the directors then in office.

3.6 Vacation of Office - A director may resign by notice in writing delivered or sent to the Corporation and such resignation shall become effective at the time it is sent to the Corporation, or at the time specified in the resignation, whichever is later. A director shall forthwith cease to be a director (a) upon becoming bankrupt; or (b) is of unsound mind and has been so found by a court in Canada or elsewhere.

3.7 Removal of Directors - The shareholders may, by resolution passed by a majority of the votes cast at a special meeting duly called for that purpose, remove any director or directors from office and any vacancy created by the removal of a director may be filled by ordinary resolution at the meeting at which the director is removed, failing which it may be filled by the Board.

3.8 Meetings of Directors - Meetings of the Board may be held at any place in the world.

      The Chair of the Board (the "Chair"), a Vice-Chair of the Board (a "Vice-Chair"), the President or a Vice-President who is a director or any two directors may at any time, and the Secretary at their direction shall, convene a meeting of the Board. Notice of the meeting shall be given to each director not less than 48 hours before the meeting, provided that such meetings

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                                      -3-

may be held at any time without formal notice being given if all the directors are present, or if a quorum is present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) and those directors who are absent waive notice, and any resolution passed, or proceeding had, or action taken at such meeting shall be as valid and effectual as if it had been passed at or had or taken at a meeting duly called and constituted. If any matter referred to in Section 115(3) of the Act is to be dealt with at the meeting, such matter shall be specified in the notice.

      A director may, if all the directors of the Corporation consent, participate in a meeting of the Board or of a committee of the Board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such meeting by such means is deemed to be present at that meeting. Any such consent may be given before, after or during the meeting to which it relates and may be given generally with respect to all meetings of the Board or of committees of the Board.

      After the election of directors at a meeting of shareholders, for the first meeting of the Board to be held immediately following such meeting, or in the case of a director appointed to fill a vacancy on the Board, for the meeting at which the appointment is made, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order validly to constitute the meeting, provided a quorum of directors be present.

      Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting or the adjourned meeting preceding the applicable adjourned meeting, if the original meeting is adjourned on more than one occasion.

      The Board may appoint a day or days in any month or months for regular meetings of the Board and shall designate the place and time at which such meetings are to be held. A copy of any resolution of the Board fixing the place and time of regular meetings of the Board shall be sent to each director forthwith after being passed, and no other notice shall be required for any such regular meeting.

      Notice of any meeting or any irregularity in any meeting or the notice thereof may be waived by any director either before or after the meeting.

3.9 Absent Directors - Any director of the Corporation who may be resident either temporarily or permanently outside of Canada may file with the Secretary of the Corporation a written waiver of notice of any meetings of the Board and may at any time withdraw such waiver, and until such waiver shall be withdrawn, no notice of meetings of the Board need be sent to such director, and any and all meetings of the directors of the Corporation shall (providing a quorum of directors be present) be validly constituted notwithstanding that notice shall not have been given to such director.

3.10 Voting at Meetings - Questions arising at any meeting of the Board shall be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

3.11 Remuneration - The directors shall be paid such remuneration as the Board may from time to time by resolution determine. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of the Board, committees of the Board and shareholders and any other expenses properly incurred by them in connection with the affairs of the Corporation or to receive such fixed allowance in respect thereof as the Board may from time to time by resolution determine.

3.12. Committees - The Board may from time to time appoint such committees as it may deem advisable, but the functions of such committees shall be advisory only.

                                   ARTICLE IV
                                    OFFICERS

4.1 Appointment - Subject to any unanimous shareholder agreement, the Board may appoint a Chair, one or more Vice-Chairs, a President and a Secretary and may appoint one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. A person who holds the offices of both Secretary and Treasurer, may, but need not be, known as the Secretary-Treasurer. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 4.4 and 4.5, an officer may, but need not be, a director and one person may hold more than one office.

4.2 Remuneration and Removal - The Board may fix the remuneration to be paid to officers, agents, servants, and employees of the Corporation. Any officer, agent, servant or employee of the Corporation may receive such remuneration as may be determined notwithstanding being a director or shareholder of the Corporation. The officers shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from committee and shareholders' meetings and any other expenses properly incurred by them in connection with the affairs of the Corporation or to receive such fixed allowance in respect thereof as the Board may from time to time by resolution determine. The Board may by resolution award special remuneration to any officer of the Corporation undertaking any special work or service for, or undertaking any special mission on behalf of the Corporation other than routine work ordinarily required of such officer. Any remuneration payable to any officer who is also counsel or solicitor to the Corporation, or otherwise serves it in a professional capacity, shall be in addition to professional fees. No confirmation by the shareholders of any such remuneration or payment shall be required. All officers shall be subject to removal by resolution of the Board at any time with or without cause. Until such removal, or earlier resignation, each officer shall hold office until a successor is appointed or until earlier resignation.

4.3 Duties may be Delegated - In case of the absence or inability to act of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

4.4 Chair of the Board - The Board may from time to time appoint a Chair who shall be a director. If appointed, the Board may assign to the Chair any of the powers and duties that are by any provisions of this by-law assigned to the President, and the Chair shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify. The Chair shall, when present, act as chair of all directors and shareholders meetings.

4.5 Vice-Chairs of the Board - The Board may, from time to time, appoint one or more Vice-Chairs who shall be directors. In the absence or incapacity of the Chair, the Chair's duties and powers may be performed and exercised by the Vice-Chair or, if there is more than one, by the Vice-Chairs in order of seniority (as determined by the Board). If a Vice-Chair exercises any such duty or power, the absence or disability of the Chair shall be presumed with reference thereto.

4.6 The President - The President shall be charged with the general supervision of the business and affairs of the Corporation, shall be ex officio a member of all standing committees and, if no Chair has been appointed, or if appointed is not present, chair of all meetings of shareholders and, if a director, of all meetings of directors of the Corporation. The President shall perform all duties incident to the office and shall have such other powers and duties as may from time to time be assigned by the Board.

4.7 Vice-President - During the absence or disability of the President the President's duties and powers may be performed and exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority (as determined by the Board), save that no Vice-President shall preside at a meeting of the Board or at a meeting of shareholders who is not qualified to attend the meeting as a director or shareholder, as the case may be. If a Vice-President exercises any such duty or power, the absence or disability of the President shall be presumed with reference thereto. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate or the Board may prescribe.

4.8 Secretary - The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees provided that the validity of any notice shall not be affected by reason only of the fact that it is sent by some person other than the Secretary, shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings and, subject to any specific appointment to the contrary, shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation, and shall perform such other duties as may from time to time be prescribed by the Board.

4.9 Treasurer - The Treasurer shall keep or cause to be kept proper books of account and accounting records with respect to all financial and other transactions of the Corporation and, under the direction of the Board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation, shall render to the Board at the meetings thereof, or whenever required , an account of all transactions as Treasurer and of the financial position of the Corporation, and shall perform such other duties as may from time to time be prescribed by the Board.

4.10 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the Board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

4.11 Officers of Divisions - The Board may appoint persons as officers of particular divisions into which any of the activities of the Corporation may be divided, with such titles (such as vice-president, secretary, treasurer, assistant-secretary, assistant-treasurer of any such division) as the Board may, from time to time, determine, and with such duties as the Board may, from time to time, determine. The authority of the officers so appointed to particular divisions may be limited to acts and transactions pertaining to that portion of the business of the Corporation which that division is authorized to transact and perform.

                                   ARTICLE V
                             DIRECTORS AND OFFICERS

5.1 Interest of Directors and Officers in Contracts - Each director and officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation or is a director or officer of or has a material interest in any person who is a party to a material contract or a proposed material contract with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of a meeting of the Board the nature and extent of the personal interest of such director or officer at the time and in the manner required by the Act and shall refrain from voting in respect of the material contract or proposed material contract if and when prohibited by the Act.

5.2 Indemnification of Directors, Officers, and Others

      (a) Except in respect of an action by or on behalf of the Corporation or a body corporate of the type hereafter in this Section 5.2 referred to herein to procure a judgment in its favour, the Corporation may indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of a body corporate of which the Corporation is or was a shareholder or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding to which such person is involved because of that association with the Corporation or other entity, if:

            (i) such person acted honestly and in good faith with the view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in similar capacity at the Corporation's request; and

            (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that the conduct was lawful.

      (b) The Corporation may with the approval of a court indemnify any person referred to in part (a) of this Section 5.2 in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with such action if such person fulfils the conditions set out in parts (i) and (ii) of the said part (a).

      (c) The Corporation may at any time and from time to time provide indemnities of the type referred to in parts (a) and (b) of this
            Section 5.2 to any number or all of the persons referred to in such parts.

5.3 Insurance - The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 5.2 against any liability incurred by such person by reason of such person's failure to exercise in the capacity as a director or officer of the Corporation the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances and against any other liability save for any liability in respect of which the Act prohibits insurance to be maintained.

5.4 Protection of Directors and Officers - Except as otherwise specifically provided in the Act, no director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom any moneys, securities or effects of the Corporation shall be deposited, or for any loss, conversion, misapplication or misappropriation of or damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of the office or in relation thereto unless the same shall happen by failure to exercise the powers and to discharge the duties of the office honestly, in good faith with a view to the best interests of the Corporation and in connection therewith to exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, the directors may rely upon the accuracy of any statement or report prepared by the Corporation's auditors and shall not be responsible or held liable for any loss or damage resulting from the payment of any dividends or otherwise acting upon such statement or report.

5.5 Loans to employees - The Corporation may, if authorized by a resolution of the Board, give financial assistance by means of loans, guarantees or otherwise to employees of the Corporation or any of its affiliates:

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                                       -8-

      (a) to enable or assist them to purchase or rent accommodation for their own occupation, or

      (b) in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee.

5.6 Fidelity Bonds - The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the Board may from time to time prescribe, but no director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

                                   ARTICLE VI
                            MEETINGS OF SHAREHOLDERS

6.1 Annual Meeting - The annual meeting of the shareholders shall be held at such place permitted by the Articles, on such day and at such time as the Board may from time to time determine, for the purpose of considering the financial reports and statements required by the Act to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor, and for the transaction of such other business as may properly be brought before the meeting.

6.2 Other Meetings - The Board, the Chair, a Vice-Chair, the President or any two directors shall have power at any time to call special meetings of the shareholders to be held at such time, on such day and at such place within Canada, as may be determined by the Board. The phrase "meeting of shareholders" wherever it occurs in this by-law shall mean and include both an annual meeting and any other meeting of shareholders.

6.3 Notice of Meeting of Shareholders - The Board may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders but such record date shall not be more than 60 days nor less than 21 days before the date on which the meeting is to be held. If a record date is so fixed, notice thereof shall be given in the time and in the manner required by the Act. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held.

      Notice of the time and place of a meeting of shareholders shall be sent not less than 21 days nor more than 60 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholders to form a reasoned judgment thereon and the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of such meeting.

6.4 Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

6.5 Quorum - A quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holders of at least 33-1/3 % of the shares entitled to vote at the meeting are present in person or represented by proxy.

6.6 List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to Section 6.3, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

6.7 Right to Vote - Where a record date is fixed pursuant to Section 6.3, a person named in the list referred to in Section 6.6 is entitled to vote the shares shown opposite such person's name at the meeting to which the list relates and at any adjournment thereof except to the extent that the person has transferred the ownership of any of such shares after the record date and the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that such transferee owns the shares, and demands, not later than ten days before the meeting or the relevant adjournment thereof, that the transferee's name be included in the list before the meeting, in which case the transferee shall be entitled to vote the shares at such meeting or adjournment, as the case may be. Where the Corporation does not fix a record date pursuant to Section 6.3, a person named in a list referred to in Section
6.6 shall be entitled to vote the shares shown opposite such person's name on such list at the meeting to which the list relates.

6.8 Joint Shareholders - If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons, who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

6.9 Representative - If a body corporate or other entity other than a natural person is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the board of directors or governing body of the body corporate or other entity to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or other entity he represents all powers it could exercise if it were an individual shareholder.

6.10 Votes to Govern - At all meetings of shareholders every question shall, unless otherwise required by the Act or the Articles of the Corporation, be decided by the majority of the votes duly cast on the question.

6.11 Casting Vote - In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot the chair of the meeting shall not be entitled to a second or casting vote.

6.12 Chair - In the absence of any person whose office entitles such person to act as chair of the meeting for fifteen minutes after the time appointed for holding the meeting, the persons present at the meeting and entitled to vote shall choose one of their number to be chair.

6.13 Scrutineer - At each meeting of shareholders one or more scrutineers may be appointed by resolution of the meeting or by the chair with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

6.14 Adjournment of Meetings - The chair of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place, and no notice of such adjournment need be given to the shareholders except as required by the Act. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

6.15 Proxies - Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. The proxy shall be executed by the shareholder or the shareholder's attorney authorized in writing and shall be valid only at the meeting in respect of which it is given or any adjournment thereof. The proxy shall be in such form as may be prescribed from time to time by the Board or in such other form as the chair of the meeting may accept and as complies with all applicable laws and regulations. The proxy shall be deposited with the Corporation or an agent thereof designated by the Board before any vote is cast under the authority thereof or at such earlier time, not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or any adjournment thereof, as the Board may specify in the notice calling the meeting. A proxy in the form of a facsimile transmission may also be so deposited.

6.16 Meetings without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act: (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not

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                                      -11-

present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

6.17 Omission of Notice - The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

                                  ARTICLE VII
                                   SECURITIES

7.1 Allotment - The Board may from time to time, subject to the provisions of the Act, allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times, to such persons, for such consideration and on such terms and conditions as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.2 Securities Records - The Corporation shall maintain a securities register in which it records the shares and other securities issued by it in registered form, showing with respect to each class or series of securities the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder, the number of securities held by each person who is or has been a security holder, the number of securities held by each security holder, and the date and particulars of the issue and transfer of each security.

7.3 Transfer of Securities - Subject to the provisions of the Act and any restrictions on transfer set forth in the Articles of the Corporation or in the resolution authorizing the issuance of the security, where a security certificate is presented for transfer, the Corporation shall register or cause to be registered the transfer.

                                  ARTICLE VIII
             VOTING SHARES AND SECURITIES IN OTHER BODIES CORPORATE

8.1 All of the shares or other securities carrying voting rights in any other body corporate held from time to time by the Corporation may be voted at any and all meetings of holders of such securities in such manner and by such person or persons as the Board shall from time to time determine. In the absence of action by the Board, the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issue of voting certificates and other evidence of right to vote in such names as they may determine.

                                   ARTICLE IX
                                     NOTICES

9.1 Method of Giving Notices - Any notice (which term includes any communication or document) to be sent pursuant to the Act, the regulations thereunder, the Articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the latest address as shown on the records of the Corporation or if mailed to such latest address by prepaid ordinary or air mail or if sent to such latest recorded address by any means of prepaid transmitted or recorded communication or if sent by telecopier, to the latest telecopier number of the person to whom it is to be given, as shown in the records of the Corporation. A notice so delivered shall be deemed to have been given when it is delivered, a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box, a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a notice sent by telecopier shall be deemed to have been received at the time of transmission. The secretary may change or cause to be changed the recorded address or telecopier number of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

9.2 Shares Registered in More Than One Name - If two or more persons are registered as holders of the same share or shares, any notice shall be addressed to all of such holders but notice to any one of such persons shall be sufficient notice to all of them.

9.3 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

9.4 Undelivered Notices - If any notice given to a shareholder pursuant to
Section 9.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of a new address.

9.5 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.6 Proof of Service - A certificate of the Secretary or other duly authorized officer of the Corporation in office at the time of the making of the certificate, or of any agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or publication of any such notice, shall be conclusive evidence thereof.

9.7 Signature to Notice - The signature to any notice to be given by the Corporation may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

9.8 Waiver of Notice - Any shareholder (or a duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgment, whether given before, during or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment may be given in any manner unless required by the Act to be in writing.

                                   ARTICLE X
                            BORROWING AND SECURITIES

10.1 Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

      (a)   borrow money upon the credit of the Corporation;

      (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

      (c) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, whether owned or subsequently acquired, to secure any bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation.

10.2 Delegation - Subject to the Act, the board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the board by
Section 10.1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 Bank Accounts, Cheques, Drafts and Notes - The Corporation's bank accounts shall be kept in such chartered bank, trust company or other firm or body corporate carrying on a banking business as the Board may by resolution from time to time determine. Cheques on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the Board may by resolution from time to time name for that purpose. Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of the Corporation's bank account by such officer or officers, person or persons, as the Board may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

11.2 Execution of Instruments - Any instruments in writing may be signed in the name of and on behalf of the Corporation by two persons, one of whom holds the office of Chair, Vice-Chair, President, Vice-President or director and the other of whom holds one of the said offices or the office of Secretary or Treasurer and any instrument in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. The corporate seal may, when required, be affixed to any instruments in writing on the authority of any of the persons named in this section. The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money for other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities and all paper writings.

11.3 Investments - In particular, and without limiting the generality of the foregoing, the Chair, a Vice-Chair, the President, a Vice-President or any director together with the Secretary or Assistant-Secretary or any other director shall have authority on behalf of the Corporation to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

11.4 Solicitors - Any of the Chair, a Vice-Chair, the President or the Secretary shall have power from time to time to instruct solicitors to institute or defend actions or other legal proceedings for the Corporation without any special resolution or retainer or instructions from the Board provided, however, that the Board may give instructions superseding or varying such instructions.

11.5 Custody of Securities - The Board may from time to time by resolution provide for the deposit and custody of securities of the Corporation. All share certificates, bonds, debentures, notes or other obligations or securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfers to be completed and registration to be effected.

11.6 Financial Year - The financial year of the Corporation shall terminate on such day as is from time to time determined by the board.

11.7 Interpretation - In all by-laws of the Corporation where the context so requires or permits, the singular shall include the plural and the plural the singular; the word "Articles" shall include articles of incorporation or of continuance of the Corporation and any and all amendments thereto and restatements thereof from time to time in force; the word "person" shall include firms and corporations, and the masculine gender shall include the feminine and neuter genders; and wherever reference is made to the "Act", it shall mean the Canada Business Corporations Act, and every other act or statute incorporated therewith or amending the same, or any act or statute substituted therefor, and in the case of such substitution the reference in the by-laws of the Corporation to non-existing acts or statutes shall be read as referring to the substituted provisions in the new act or statute.

      The undersigned, being all of the directors of the Corporation, by the signatures below, resolve pursuant to the Canada Business Corporations Act that the foregoing by-law shall be and it is hereby made a by-law of the Corporation.

      DATED as of the 1st day of June, 2006.

                                   _____________________________________
                                   Xiao Hua Qu

                                   _____________________________________
                                   Bing Zhu

                                   _____________________________________
                                   Vincent Chan Chun Hung

                                   _____________________________________
                                   Raymond Leung

                                   _____________________________________
                                   Arthur Chien

      The undersigned, being the sole shareholder of the Corporation entitled to vote in respect of the foregoing by-law, by the signature below resolves pursuant to the Canada Business Corporations Act that the foregoing by-law shall be and it is hereby confirmed as a by-law of the Corporation.

      DATED as of the 1st day of June, 2006.

                                   _____________________________________
                                   Xiao Hua Qu